SCHEDULE 14C INFORMATION

                                 (Rule 14c-101)
                 Information Statement Pursuant to Section 14(c)
          of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:
[ ]  Preliminary Information Statement       [ ]  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                               HIPSTYLE.COM, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required.

     [    ] Fee computed on table below per Exchange Act Rules 14c- 5(g) and
          0-11.

          1)   Title of each class of securities to which transaction applies:

                     Common Stock, par value $.0001 per share
                     ----------------------------------------

          2)   Aggregate number of securities to which transaction applies:

                    4,600,000 shares of Common Stock Outstanding
                    ------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                           N/A
                     -----------------------------------------

          4)   Proposed maximum aggregate value of transaction:

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          5)   Total Fee Paid.

               ----------------------------------------------------------------

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               ----------------------------------------------------------------

          2)   Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------

          3)   Filing Party:

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          4)   Date Filed:

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

                              INFORMATION STATEMENT

                                 TO STOCKHOLDERS

                                       OF

                               HIPSTYLE.COM, INC.

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                      THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                               HIPSTYLE.COM, INC.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                  ------------

                                February 26, 2002

                                  ------------

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Information

Statement......................................................................          1

Additional Information.........................................................          1

Recent Developments ...........................................................          2

Outstanding Voting

Securities.....................................................................          3

Compensation...................................................................          3

Principal Stockholders.........................................................          4

Description of the Stockholder

Matters........................................................................          5

Signature.....................................................................

Exhibit List
------------

A. Amended and Restated Articles of Incorporation of HipStyle.Com, Inc., a Florida corporation, as amended.

B.   The HipStyle.Com 2002 Stock Option Plan.

                                THIS INFORMATION

                         STATEMENT IS BEING PROVIDED TO

                        YOU BY THE BOARD OF DIRECTORS OF

                                  THE COMPANY.

                           WE ARE NOT ASKING YOU FOR A

                           PROXY AND YOU ARE REQUESTED

                             NOT TO SEND US A PROXY.

                               HIPSTYLE.COM, INC.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                              INFORMATION STATEMENT

     This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of HipStyle.Com, Inc. (the "Company") to notify such stockholders that on or about February 22, 2002 the Company received written consents in lieu of a meeting of stockholders from holders of 3,280,000 shares of Common Stock representing approximately 71.3% of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving: (i) the Amended and Restated Articles of Incorporation of the Company, pursuant to which (a) the Company will authorize 10,000,000 shares of "blank check" preferred stock, par value $.0001 per share, and (b) the Company's name will change to "Security Intelligence Technologies, Inc."; and (ii) the adoption of the Company's 2002 Stock Option Plan (collectively, the "Stockholder Matters").

     This Information Statement describing the approval of the Stockholder Matters is first being mailed or furnished to the Company's stockholders on or about February 26, 2002, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

     The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

     (1)  Quarterly Report on Form 10-QSB for the quarter ended December 31,
          2001

     (2)  Quarterly Report on Form 10-QSB for the quarter ended September 30,
          2001.

     (3) Annual Report on Form 10-KSB for the year ended June 30, 2001.

                               RECENT DEVELOPMENTS

     On January 25, 2002, the Company entered into a letter of intent with CCS International, Ltd., a Delaware corporation ("CCS"), pursuant to which the Company has agreed to acquire all of the outstanding shares of capital stock of CCS in a tax free transaction, subject to the completion of due diligence, the negotiation and execution of a definitive acquisition agreement, the closing of a private placement of the Company's securities raising net proceeds of not less than $1 million and the satisfaction of certain other customary conditions.

     In the event that the proposed transaction with CCS closes, CCS will become a wholly owned subsidiary of the Company and the current stockholders of CCS will own not less than 70% of the Company's shares of common stock outstanding as well as shares of convertible preferred stock that will be convertible into shares of the Company's common stock upon the satisfaction by CCS of certain performance targets. The letter of intent also contemplates that the Company will change its name to a name reasonably acceptable to CCS, authorize 10,000,000 shares of "blank check" preferred stock and adopt a Stock Option Plan. Following the closing of the proposed transaction with CCS, the nominees of Ben Jamil, the principal stockholder, Chief Executive Officer and founder of CCS, will become all of the members of the Company's Board of Directors, and Mr. Jamil will become the Chief Executive Officer of the Company. In addition, the Company will enter into an employment agreement with Mr. Jamil, pursuant to which Mr. Jamil will be (i) paid an annual base salary of not less than $250,000 and (ii) granted options exercisable for 1,000,000 shares of Company common stock at an exercise price of $.50 per share. Additional terms of the proposed transaction will be finalized and memorialized in the definitive acquisition documents. Following the execution of the definitive acquisition documents, the Company will timely file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the principal terms of such documents and included as exhibits thereto will be a copy of the relevant agreements.

     Accordingly, the Stockholder Matters have been approved by the Board of Directors and the Majority Stockholders in connection with the transactions contemplated by the letter of intent with CCS. However, in the event that the transaction with CCS is not consummated, the Company's Board of Directors may pursue the acquisition of an alternative operating business and the Board of Directors believes that the implementation of the Stockholder Matters will assist the Company in completing any such alternative transaction.

     CCS manufactures and/or distributes specialized equipment and solutions for security, privacy, home and personal protection, confidential business communications, interpretation of the truth, cellular phone privacy, drug, bomb and contraband protection, cellular intercept/monitoring systems for governments, law enforcement entities, corporations and consumers through it's network of worldwide distributors, its U.S. CounterSpy Shop retail stores and its four international offices.

                          OUTSTANDING VOTING SECURITIES

     As of February 25, 2002 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 4,600,000 shares of Common Stock issued and outstanding, and there were no shares of the Preferred Stock authorized.

     Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consents of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

     The Florida Business Corporation Act ("FBCA") provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

     In accordance with the FBCA, the Company received more than a majority of the shares of Common Stock approving the Stockholder Matters. As a result, the Company shall take all actions necessary to implement the Stockholder Matters.

                                  COMPENSATION

     No compensation has been paid to any of the Company's officers or directors during the year ended June 30, 2001.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of our common stock owned as of the Record Date by (i) each person who is known by the Company to own beneficially more than five percent of the Company's common stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company and have sole voting and investment power with respect to all shares beneficially owned by them.


    Name/Address              Number of Shares Owned(1)  Percentage
    ------------              ----------------------     ----------
Atlas Equity Group, Inc.(2)           2,575,000          55.98%
1221 Brickell Avenue
Suite 900
Miami, FL 33131

Rebecca J. Farkas (3)                   655,000          14.24%
294 South Coconut Lane
Miami Beach, FL 33139

Michelle Brock (4)                       50,000           1.09%
105 Lexington Avenue, #6D
New York, NY 10016

All directors and executive             705,000          15.33%
officers as a group (2 persons)

1 A person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Record Date. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

2 Michael D. Farkas is the sole officer, director and shareholder of Atlas Equity Group, Inc. and Michael D. Farkas is married to Rebecca J. Farkas, the President of the Company. Mr. Farkas is the sole member and the Chairman and Chief Executive Officer of the Atlas Group of Companies, LLC, the sole shareholder of Atlas Capital Services, Inc., a registered broker dealer and member of the National Association of Broker Dealers, Inc. and SIPC. Atlas Equity Group, Inc. disclaims beneficial ownership of the shares of the Company's common stock owned by Ms. Farkas.

3 Ms. Farkas is the President of the Company and she disclaims beneficial ownership of the shares of common stock owned by Atlas Equity Group, Inc.

4 Ms. Brock is a Vice President of the Company and the sister of Rebecca Farkas.

                     DESCRIPTION OF THE STOCKHOLDER MATTERS

1.   Approval of the Amended and Restated Articles of Incorporation
     ---------------------------------------------------------------

     The Board of Directors (the "Board") by unanimous written consent dated as of February 13, 2002 and certain stockholders (the "Majority Stockholders") owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of February 22, 2002, approved and adopted resolutions to amend and restate the Company's Articles of Incorporation. The Amended and Restated Articles of Incorporation, will when filed with the Secretary of State of the State of Florida (i) authorize 10,000,000 shares of "blank check" preferred stock, par value $.0001 per share, and (ii) change the Company's name to "Security Intelligence Technologies, Inc.". In addition, the Amended and Restated Articles of Incorporation will include additional provisions generally included in the articles of incorporation of corporations formed under the laws of the State of Florida, including without limitation, provisions relating to (i) the denial of preemptive rights, (ii) corporate purpose, (iii) the perpetual duration of the corporation, and (iv) indemnification of officers and directors. Following the filing of the Amended and Restated Articles of Incorporation, the Board of Directors of the Company will have the right to determine the preferences, limitations, and relative rights (within certain limitations) of each class or series of preferred stock (including, without limitation, the dividends payable, the terms of conversion, voting rights, and redemption prices, if any) without obtaining the prior approval of the Company's stockholders. A copy of the Amended and Restated Articles of Incorporation are attached hereto as Exhibit A. See "Recent Developments".

Procedure for the Approval of the Amended and Restated Articles of Incorporation
-------------------------------------------------------------------------------

     The FBCA, requires that, in order for the Company to amend the Articles of Incorporation, the Board must adopt resolutions setting forth the proposed amendment and declaring its advisability and must call a meeting of stockholders of the Company at which stockholders holding at least a majority of the Company's capital stock entitled to vote must approve the proposed amendment. The FBCA also provides that, in lieu of a vote taken at a stockholders' meeting, stockholders holding at least a majority of the voting power of the Company's capital stock may consent in writing to any action otherwise required to be taken at a meeting of stockholders, including the adoption of an amendment to the Company's Articles of Incorporation.

Required Approvals Obtained
---------------------------

     The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Amended and Restated Articles of Incorporation. On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 4,600,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held 3,280,000 or 71.3% of the total stock entitled to vote on the proposed amendment. On February 22, 2002, the Majority Stockholders, by written consent in lieu of a meeting, approved the Increase of Authorized Shares. No further consents, votes or proxies are or were necessary to effect the approval of Amended and Restated Articles of Incorporation.

Dissenters' Rights of Appraisal.
--------------------------------

     The FBCA does not provide for any dissenters' rights with respect to the amendment of the Articles of Incorporation as set forth herein. Therefore, no dissenters' rights of appraisal are given in connection with the subject matter hereof.

2.   Adoption of the 2002 Stock Option Plan
     --------------------------------------

     As of February 13, 2002, the Board of Directors of the Company and, as of February 22, 2002 the Majority Stockholders approved the adoption of the 2002 Stock Option Plan (the "2002 Plan"). The purpose of the 2002 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of the Company's common stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company. A copy of the 2002 Plan is attached as Exhibit B to this Information Statement and the description of the 2002 Plan set forth below is qualified in its entirety by reference to the full text of the 2002 Plan.

Description of the 2002 Plan

     The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2002 Plan is 2,000,000 shares. Shares issuable under the 2002 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

     Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the 2002 Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2002 Plan, by such committee (the "Plan Administrator"). Except for the terms and conditions explicitly set forth in the 2002 Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

     Options granted under the 2002 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee's lifetime, any incentive stock options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

     The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

     (a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

     (b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

     (c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

     The Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

     Upon a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company ("Corporate Transaction"), any previously outstanding award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

     Options granted under the 2002 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

     For federal income tax purposes, the grant to an optionee of a Non-Incentive Option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

     For federal income tax purposes, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code Section 422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

     The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

     The Board may amend, alter, suspend, discontinue or terminate the 2002 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2002 Plan may materially impair the rights of any participant with respect to any Option granted before amendment without such participant's consent. The 2002 Plan shall terminate upon the earliest of (i) December 31, 2011, (ii) the date on which all shares of Common Stock available for issuance under the 2002 Plan shall have been issued as vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. Upon such 2002 Plan termination, all Options and unvested stock issuances outstanding under the 2002 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

                                 PLEASE CONTACT:

                                 Rebecca Farkas
                               HipStyle.Com, Inc.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 539-0900

                                             By order of the Board of Directors
                                             HipStyle.Com, Inc.

                                             /s/ Rebecca Farkas
                                             ----------------------------------
                                             Rebecca Farkas
                                             President

                                  Exhibit List
                                  ------------

3.0 Amendment and Restated Articles of Incorporation of Hipstyle.com, Inc., a Florida corporation.

4.0  The Hipstyle.com, Inc. 2002 Stock Option Plan